Exhibit 3.92

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy
January 30, 2013

Job Number:	C20130130-0478
Reference Number:	00003797535-69
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120612799-89	Articles of Organization	3 Pages/1 Copies

Respectfully,
/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Christine Rakow Certificate Number: C20130130-0478 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

 ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number /s/ Ross Miller 20120612799-89 Ross Miller Secretary of State Filing Date and Time 09/05/2012 10:45 AM Entity Number State of Nevada E0459062012-7 (This document was filed electronically.) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see Instructions) SC SP I LLC Check box if a Series Limited- Liability Company Check box if a Restricted Limited- Liability Company  2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: Name Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) RICHARD J HASKINS Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1505 S PAVILION CENTER DR LAS VEGAS Nevada 89135 Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code 3. Dissolution Data: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (required) Company shall be managed by:  Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) SC SP HOLDCO LLC-SEE ATTACHED Name 1505 S. PAVILION CENTER D LAS VEGAS NV Street Address City State 89135 2) Zip Code Name Street Address City State 3) Zip Code Name Street Address City State 6. Name, Address and Signature of Organizer: (attach additional page If more than 1 organizer) Zip Code Effective Date  RICHARD J HASKINS Name Organizer Signature 1505 S PAVILION CENTER DR LAS VEGAS NV 89135 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. RICHARD J HASKINS 9/5/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This from must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles Revised: 8-31-11

Articles of Organization

(PURSUANT TO NRS CHAPTER 86)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers

ENTITY NAME:	SC SP 1 LLC

FOREIGN NAME	Not Applicable
TRANSLATION:

REGISTERED	RICHARD J HASKINS
AGENT NAME:
STREET	1505 S PAVILION CENTER DR, LAS VEGAS, NV 89135
ADDRESS:
MAILING	”
ADDRESS:

ADDITIONAL	Managers or Managing Members

Name: SC SP HOLDCO LLC
Address: 1505 S. PAVILION CENTER
DRIVE
City: LAS VEGAS
State: NV
Zip Code: 89135

ATTACHMENT TO ARTICLES OF ORGANIZATION

OF

SC SP HOLDCO LLC

The Articles of Organization of SC SP HOLDCO LLC (the “Company”) consist of the articles set forth on the preceding page and the additional article set forth on this Attachment as follows:

8.                                      Compliance with Gaming Laws.

(a)                                 The purpose of and business to be conducted by the Company, in addition to those purposes set forth in the Company’s Operating Agreement, are to own, operate, manage and conduct gaming in a hotel/casino in Clark County, Nevada. Subject to the Company’s Operating Agreement, the Company may also engage in any other lawful act or activity for which limited liability companies may be formed under the laws of the State of Nevada.

(b)                                 The purported sale, assignment, transfer, pledge, exercise of an option to purchase or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (“Commission”). If at any time the Commission finds that a member of the Company is unsuitable to hold an interest in the Company, the Commission shall immediately notify the Company of that fact and the Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his or her capital account as reflected on the books of the Company or such member shall dispose of such interest as provided by the gaming laws and regulations of the State of Nevada. Beginning on the dale when the Commission serves notice of a determination of unsuitability, pursuant to applicable law, it is unlawful for the unsuitable member: (i) to receive any dividend or interest or any payment or distribution of any kind, including any share of the distribution of profits or cash or any other property or, or payments upon dissolution of the Company, other than a return of capital; (ii) to exercise directly or through a proxy, trustee or nominee, any voting right conferred by such interest, (iii) to participate in the management of the business and affairs of the Company; or (iv) to receive any remuneration in any form from the Company or from any company holding a gaining license, for services rendered or otherwise. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

(c)                                  Notwithstanding anything to the contrary expressed or implied in these Articles of Organization, to the extent permitted by applicable gaming laws and the Nevada gaming authorities, if a member has been found by the Commission to be unsuitable, the Company shall have the right to redeem, or the unsuitable member shall dispose of its member’s interest in the Company, on the terms, if any, provided in the Company’s Operating Agreement.